UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 5, 2013

Coupon Express, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-20317	33-0912085
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

303 Fifth Avenue Room 206
New York, New York		10016
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(914) 371-2441

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2013, Glenn J. Gardone, the Chief Executive Officer, Chairman of the Board and a director of Coupon Express, Inc. (the “Company”), sent a notice to the Company confirming his resignation from such positions, effective September 5, 2013.  Mr. Gardone had previously delivered a resignation notice on September 5, 2013, but had renounced such resignation on September 9, 2013.  Mr. Gardone delivered a second notice relating to his resignation on September 12, but rescinded his resignation again later the same day.

The Company disputes and denies the allegations made by Mr. Gardone in his resignation notices.   During the process in which Mr. Gardone was interviewed for the position of Chief Executive Officer in June of 2013, the Company through its board fully explained the Company’s financial condition and gave Mr. Gardone ample opportunity to perform his own due diligence to confirm and/or supplement the information communicated during meetings and interviews.  Further, the Company’s filings with the Securities and Exchange Commission are explicit regarding the Company’s financial condition.  Prior to Mr. Gardone’s resignation, Mr. Gardone agreed with the Board on a financing plan, the first phase of which had already been implemented, which belies Mr. Gardone’s assertion that the Company’s poor financial condition prompted his resignation.

On September 20, 2013, John M. Devlin, a director of the Company, delivered a resignation notice to the Company, effective immediately, citing health reasons.

On September 18, 2013, Adam Self, the Company’s Chief Information Officer, resigned from the Company, effective September 20, 2013.

The Company is currently reviewing its financial and strategic alternatives.

Item 9.01  Financial Statements And Exhibits

(d) Exhibits

Exhibit No.

Document

__________

_________

99.1

Glenn J. Gardone Resignation Notices dated September 5, 2013, September 12, 2013 and September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPON EXPRESS, INC.

Date:    September 20, 2013

By:

/s/ Alan Schor

Alan Schor

Interim Chief Financial Officer